UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the Board of Directors (the "Board") of Harvest Natural Resources, Inc. (the "Company") approved the terms of an Indemnification Agreement (the "Agreement") by and between the Company and each director and elected executive officer (an "Indemnitee") of the Company. The effective date of the Agreement is February 1, 2005.

The Agreement is based on a determination by the Board it is in the best interests of the Company’s stockholders that the Company facilitate its ability to attract and retain highly qualified individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permissible under the Delaware General Corporation Law so that they will serve or continue to serve the Company free from undue concern that the Company might choose not to provide the indemnification permitted by its bylaws and Delaware law. Generally, the Agreement provides indemnification to the fullest extent permitted by Delaware law for expenses and, in some cases, fines, judgments and amounts paid in settlement, related to third-party proceedings, proceedings by or in the right of the Company or proceedings where the Indemnitee is a witness by reason of his corporate status. Generally to be entitled to indemnification, the Indemnitee must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Company is not obligated under the Agreement to make any indemnity in connection with a claim against the Indemnitee that is covered by insurance, an accounting for profits under Section 16(b) of the Securities Act of 1934, a claim where the Indemnitee is adjudged to be liable to the Company, or in connection with certain proceedings initiated by the Indemnitee against the Company. The Agreement provides for the advancement of expenses, sets forth procedures for a determination of entitlement to indemnification, establishes presumptions and the effect of certain proceedings, and establishes remedies available to the Indemnitee. The Agreement also requires that director’s and officer’s liability insurance be maintained in the event of a change of control of the Company. The Agreement terminates upon the later of (a) ten years after the Indemnitee ceases to serve as a director or officer of the Company, or (b) one year after the termination of any proceeding for which indemnification was granted.

The form of Agreement which has been, or will be, signed by all directors and elected executive officers of the Company, has been filed as an exhibit to the Company’s 2004 Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

February 23, 2005	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President and General Counsel